Investor Relations Contact: Mary Magnani Lippert / Heilshorn & Associates (415) 433-3777

MAJESCO ENTERTAINMENT COMPANY ANNOUNCES FISCAL THIRD QUARTER

2007 FINANCIAL RESULTS

EDISON, NJ, September 11, 2007 — Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games and digital entertainment products for the mass market, announced financial results for its third quarter and nine months ended July 31, 2007.

Jesse Sutton, Majesco’s interim chief executive officer, said, “During the third quarter, we accomplished important operational milestones, positioning us for future growth. We continued to reduce expenses, prepared our line-up for the holiday season, and shipped six titles internationally. While our nine-month GAAP operating loss was $2.3 million, our nine-month non-GAAP operating results were almost breakeven and improved more than $5.0 million compared to last year. As announced in August, we have exceeded sales of 500,000 units of Cooking Mama for the DS™ since the game’s launch almost a year ago. This franchise has proven to be attractive to our target market, and its success reinforces our content and platform strategy. To further leverage the success of the Cooking Mama brand, we secured the rights to Cooking Mama 2 for the Nintendo DS and Wii™ platforms. We are very excited about these games, and expect them to be a cornerstone of our 2008 product portfolio.”

“The installed bases of Nintendo’s Wii and DS continue to grow, supporting our strategy to produce fun, easy to play games for these mass market platforms. During the quarter, we announced Fish Tycoon® and Zoo Hospital™ for the DS and Furu Furu Park for the Wii,” said Sutton.

Sutton concluded, “With our recent financing of $6 million, we have the working capital to expand our product line. The additional funds also provide valuable flexibility, stability and agility to reduce financing costs, fund growth, and expand our intellectual property partnerships for 2008 and beyond. In addition, we expect to produce more games simultaneously, thereby creating a stronger, deeper, product line-up from which to build a larger more stable revenue base.”

Generally Accepted Accounting Principles (GAAP) and Non-GAAP Metrics

During the nine months ended July 31, 2007, the company recorded a $2.5 million charge in connection with the expected settlement of its class action litigation. In addition, during the nine month period ended July 31, 2006, the company recorded gains of $4.5 million relating to vendor settlements. To facilitate a comparison between periods, we have presented both GAAP and non-GAAP financial results.

GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures that exclude charges related to the aforementioned class action litigation and income related to settlement of certain vendor liabilities. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. A reconciliation between GAAP and non-GAAP financial measures is presented later in this press release.

Comparison of Three Months Ended July 31, 2007 to July 31, 2006

•

Net revenue was $10.0 million, compared to $12.4 million. The decrease is related to a light release schedule in the third quarter of 2007, compared to the release of JAWS™ Unleashed in the third quarter of 2006.

•

Net revenue was comprised 62 percent from new releases and 38 percent from catalog. Twenty-five percent of net revenue was from sales of games for console systems including 15 percent contributed from the Wii. Seventy-four percent of net sales were from games for handheld systems including 66 percent contributed from games developed for the DS.

•

Gross margin was 30 percent, compared to 33 percent, reflecting the higher margin related to JAWS™ Unleashed in 2006 and the higher than typical mix of international sales, which had slightly higher than expected translation costs this quarter.

•

The GAAP operating loss was $1.3 million, compared to third quarter 2006 operating loss of $332,000. Non-GAAP 2007 operating loss was $1.4 million, compared to a non-GAAP operating loss of $1.7 million in 2006.

•

GAAP net loss was $1.5 million, or $0.06 per share, compared to third quarter 2006 net loss of $724,000, or $0.03 per share. Non-GAAP net loss was $1.6 million, or $0.07 per share, compared to a non-GAAP net loss of $2.1 million, or $0.10 per share.

•	At July 31, 2007, the company had cash of $3.8 million.

Comparison of Nine Months Ended July 31, 2007 to July 31, 2006

•

Net revenue was $39.1 million, compared to $45.2 million. The decrease in net revenues was primarily attributable to the company’s shift away from publishing higher priced games in 2006 and a light release schedule in the third quarter of 2007.

•

Net revenue was comprised 65 percent from new releases, 28 percent from catalog and 7 percent from other digital entertainment products. Thirty-six percent of net revenue was from sales of games for console systems including 28 percent generated by sales of games for the Wii. Fifty-two percent of net revenue was from games for handheld systems including 44 percent generated by games for the DS.

•

Including the aforementioned litigation charges, the GAAP operating loss was $2.3 million. This compares to 2006 GAAP operating loss of $1.1 million. Non-GAAP 2007 operating loss was $147,000, compared to a non-GAAP operating loss of $5.6 million in 2006.

•

GAAP net loss was $3.8 million, or $0.16 per share, compared to a GAAP net loss of $2.5 million, or $0.11 per share. Non-GAAP net loss was $1.6 million, or $0.07 per share, compared to a non-GAAP net loss of $7.0 million, or $0.31 per share.

Announced Product Line-up for 2007

Majesco has announced the following product shipment schedule:

Fourth Quarter 2007 ending October 31, 2007:

All of the following titles have, or will be released in North America during the company’s fourth quarter.

•	The Wild West for the DS delivers TouchScreen shoot out scenarios on the untamed frontier, shipped August 28.
•	Turn It Around for the DS challenges players to master the TouchScreen turn wheel in 24 arcade-style mini-games ranging from classic arcade titles to quirky new additions, shipped August 21.

•	Operation: Vietnam for the DS drops squad-based players into the war-torn jungles as they try to escape enemy territory, shipped August 13.
•	Zoo Hospital™ for the DS lets players diagnose and treat more than 40 different types of animals at a world-famous zoo.
•	Kengo: Legend of the 9 for the Xbox 360™ challenges players to carve out their place in history as nine real samurai warriors from feudal Japan.
•	Nancy Drew™ and the Deadly Secret of Olde World Park for the DS lets players become the world’s most recognizable teen sleuth as they work to unravel an interactive mystery.
•	Holly Hobbie™ & Friends for the DS offers a wholesome, positive play experience for young girls.
•	Fish Tycoon® for the DS is inspired by the award-winning PC game, offering a unique combination of genetic meddling and entrepreneurialism in a real-time environment.
•	The following titles will be shipped internationally:
•	TheNew York Times Crosswords
•	Cake Mania DS™
•	Operation: Vietnam
•	Toon-Doku
•	Kengo:Zero (UK Only)

First Quarter 2008 ending January 31, 2008:

All of the following titles will be released in North America.

•	Cooking Mama 2: Dinner with Friends for the DS is a sequel to the award-winning cooking game, which includes 80 all new recipes, a tasting mode, customization and wireless download play.
•

Blast Works: Build, Fuse & Destroy for the Wii is a frenetic geometric shooter that lets players build their own experience via intuitive ship and level editors that offer endless possibilities. Originally slated for release in the fourth quarter of 2007, the release date has been shifted to allow for the addition of exciting new features, including the sharing of custom ships, levels and high scores with friends via WiiConnect24.

•	Furu Furu Park for the Wii is a unique arcade experience featuring 30 different mini-games all taking advantage of the range of motion possible via Wii remote play.
•

Mega Brain Boost for the DS is actually three-games-in-one: the previously released Brain Boost: Gamma Wave and Brain Boost: Beta Wave, plus a third never-before-released game that offers an additional set of exercises designed to improve memory and concentration.

•

Eco Creatures: Save the Forest for the DS is a unique eco-conscious real-time strategy game, in which players use the Touch Screen to control units of woodland creature that will protect the naturally beautiful Mana Woods and recover the polluted land.

Outlook

The company is revising its 2007 guidance as it expects full year net revenue to be in the range of $50 million to $53 million, which is below the previous guidance offered by the company that it expected net revenues ranging from 10 percent to 15 percent below net revenues for 2006, or $56 million to $59 million. The primary reasons for this change are the shift of the Wii title Blast Works from the fourth quarter of 2007 into the first quarter of 2008 and lowered expectations for some of the company’s fourth quarter titles. In addition, the company expects 65 percent to 70 percent of its net revenue to be generated from its new releases, 25 percent to 30 percent from its catalog sales and the balance from its other digital entertainment products. Although the company experienced lower margins in third quarter and shifted the Wii title release, based upon the current release schedule, management continues to expect 2007 fiscal year gross margins to improve over the 30 percent reported in 2006.

Conference Call

At 4:30 PM ET today, management will host an earnings conference call. To access the call in the U.S., please dial 888-802-2239. For international callers, please dial 913-312-1269 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days from the “Investor Info” section of the company’s website at http://www.majescoentertainment.com/. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 888-203-1112 and for international callers, dial 719-457-0820. Enter access code 7348277.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games and digital entertainment products for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console. Product highlights include Nancy Drew™, Cooking Mama and Zoo Hospital™ for the Nintendo DS™ and Cooking Mama: Cook Off for the Wii™ console. More information about Majesco can be found online at www.majescoentertainment.com.

Use of Non-GAAP Financial Information

To supplement the company’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance, including operating loss, net loss and net loss per share data, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. For more information on these non-GAAP financial measures, please see the tables in this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures” which includes a reconciliation of the non-GAAP to the GAAP results.

Safe Harbor

Some statements set forth in this release, including the estimates under the headings “Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following: consumer demand for our products, and the availability of an adequate supply of, current-generation and next-generation gaming hardware, including but not limited to Nintendo’s DS and Wii(TM) platforms; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; final resolution of the class action and other litigation on terms acceptable to the company, and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2006. We do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share amounts)

	July 31, 2007	October 31, 2006
	(unaudited)
ASSETS
Current assets
Cash	$3,834	$3,794
Due from factor	—	1,189
Accounts and other receivables	515	3,103
Inventory – principally finished goods	1,467	2,438
Capitalized software development costs and prepaid license fees	1,661	1,489
Prepaid expenses	1,131	2,226
Total current assets	8,608	14,239
Property and equipment – net	603	701
Other assets	69	71
Total assets	$9,280	$15,011
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$6,338	$10,911
Due to factor	282	—
Inventory financing payable	9	1,390
Accrued litigation settlement	2,500	—
Advances from customers	829	961
Total current liabilities	9,958	13,262
Stockholders’ equity:
Common stock – $.001 par value; 250,000,000 shares authorized; 23,863,196 and 23,427,462 issued and outstanding at July 31, 2007 and October 31, 2006, respectively	24	23
Additional paid in capital	95,955	94,529
Accumulated deficit	(96,564)	(92,754)
Accumulated other comprehensive loss	(93)	(49)
Total stockholders’ equity (deficiency)	(678)	1,749
Total liabilities and stockholders’ equity (deficiency)	$9,280	$15,011

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenues	$10,010	$12,363	39,121	$45,186
Cost of sales
Product costs	5,421	5,461	19,813	20,550
Software development costs and license fees	1,632	2,784	5,685	9,056
	7,053	8,245	25,498	29,606
Gross profit	2,957	4,118	13,623	15,580
Operating expenses
Research and development	536	556	1,687	1,953
Selling and marketing	2,039	2,159	5,725	8,484
General and administrative	1,664	3,061	6,103	8,021
Gain on settlement of liabilities and other gains	(75)	(1,410)	(314)	(4,507)
Settlement of litigation and related charges, net	—	—	2,500	—
Loss on impairment of software development costs	—	—	35	2,375
Depreciation and amortization	75	84	220	347
	4,239	4,450	15,956	16,673
Operating loss	(1,282)	(332)	(2,333)	(1,093)
Other costs and expenses
Interest expense and financing costs, net	266	392	1,477	1,378
Loss before income taxes	(1,548)	(724)	(3,810)	(2,471)
Provision for income taxes	—	—	—	—
Net loss	$(1,548)	$(724)	$(3,810)	$(2,471)
Net loss per share:
Basic and diluted	$(0.06)	$(0.03)	$(0.16)	$(0.11)
Weighted average shares outstanding
Basic and diluted	23,862,617	22,408,410	23,716,363	22,345,021

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Three Months Ended July 31, 2007			Three Months Ended July 31, 2006
	GAAP	Adjustment	Non-GAAP (a)	GAAP	Adjustment	Non-GAAP (a)
Net revenues	$10,010	$—	$10,010	$12,363	$—	$12,363
Cost of sales
Product costs	5,421	—	5,421	5,461	—	5,461
Software development costs and license fees	1,632	—	1,632	2,784	—	2,784
	7,053	—	7,053	8,245	—	8,245
Gross profit	2,957	—	2,957	4,118	—	4,118
Operating expenses
Research and development	536	—	536	556	—	556
Selling and marketing	2,039	—	2,039	2,159	—	2,159
General and administrative	1,664	—	1,664	3,061	—	3,061
Gain on settlement of liabilities and other gains	(75)	75	—	(1,410)	1,410	—
Settlement of litigation and related charges, net	—	—	—	—		—
Loss on impairment of software development costs	—	—	—	—	—	—
Depreciation and amortization	75	—	75	84		84
	4,239	75	4,314	4,450	1,410	5,860
Operating loss	(1,282)	(75)	(1,357)	(332)	(1,410)	(1,742)
Other costs and expenses
Interest expense and financing costs, net	266		266	392		392
Loss before income taxes	(1,548)	(75)	(1,623)	(724)	(1,410)	(2,134)
Provision for income taxes	—	—	—	—	—	—
Net loss	$(1,548)	$(75)	$(1,623)	$(724)	$(1,410)	$(2,134)
Net loss per share:
Basic and diluted	$(0.06)	$(0.00)	$(0.07)	$(0.03)	$(0.06)	$(0.10)
Weighted average shares outstanding Basic and diluted	23,862,617	23,862,617	23,862,617	22,408,410	22,408,410	22,408,410

(a)

The Company defines non-GAAP operating loss and non-GAAP net loss as operating loss and net loss adjusted for vendor and litigation settlements. Non-GAAP net loss per share equals non-GAAP net loss divided by the basic share count as of that period end. The Company believes the non-GAAP measures that exclude vendor and litigation settlements enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Nine Months Ended July 31, 2007			Nine Months Ended July 31, 2006
	GAAP	Adjustment	Non-GAAP (a)	GAAP	Adjustment	Non-GAAP (a)
Net revenues	$39,121	$—	$39,121	$45,186	$—	$45,186
Cost of sales
Product costs	19,813	—	19,813	20,550	—	20,550
Software development costs and license fees	5,685	—	5,685	9,056	—	9,056
	25,498	—	25,498	29,606	—	29,606
Gross profit	13,623	—	13,623	15,580	—	15,580
Operating expenses
Research and development	1,687	—	1,687	1,953	—	1,953
Selling and marketing	5,725	—	5,725	8,484	—	8,484
General and administrative	6,103	—	6,103	8,021	—	8,021
Gain on settlement of liabilities and other gains	(314)	314	—	(4,507)	4,507	—
Settlement of litigation and related charges, net	2,500	(2,500)	—	—	—	—
Loss on impairment of software development costs	35	—	35	2,375	—	2,375
Depreciation and amortization	220	—	220	347	—	347
	15,956	(2,186)	13,770	16,673	4,507	21,180
Operating loss	(2,333)	2,186	(147)	(1,093)	(4,507)	(5,600)
Other costs and expenses
Interest expense and financing costs, net	1,477	—	1,477	1,378		1,378
Loss before income taxes	(3,810)	2,186	(1,624)	(2,471)	(4,507)	(6,978)
Provision for income taxes	—	—	—		—	—
Net loss	$(3,810)	$2,186	$(1,624)	$(2,471)	$(4,507)	$(6,978)
Net loss per share:
Basic and diluted	$(0.16)	$0.09	$(0.07)	$(0.11)	$(0.20)	$(0.31)
Weighted average shares outstanding Basic and diluted	23,716,363	23,716,363	23,716,363	22,345,021	22,345,021	22,345,021
(a)

The Company defines non-GAAP operating loss and non-GAAP net loss as operating loss and net loss adjusted for vendor and litigation settlements. Non-GAAP net loss per share equals non-GAAP net loss divided by the basic share count as of that period end. The Company believes the non-GAAP measures that exclude vendor and litigation settlements enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.